Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of March 21, 2024, is made by and between PRESTO AUTOMATION INC., a Delaware corporation and Presto Automation LLC, a Delaware limited liability company (together, the, “Borrower”), and PRESTO CA LLC, a Delaware limited liability company (“Lender”).

RECITALS

A.            Reference is made to that certain Senior Secured Promissory Note, dated as of the date hereof (as the same has been or may be amended, restated, replaced, renewed, supplemented, refinanced, extended or otherwise modified or restated from time to time, the “Note”), among the Borrower and certain of Borrower’s affiliates. Borrower desires to borrow funds and obtain other financial accommodations from Lender subject to the terms and conditions set forth in the Note.

B.            As a condition to Lender's loaning funds or providing other financial accommodations to Borrower, Lender requires that Borrower enter into this Agreement in order to secure the obligations and performance of Borrower under the Note.

AGREEMENTS

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, Borrower and Lender hereby agree as written below.

Section 1.      DEFINITIONS.

1.1            Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Affiliate” of Lender shall mean (a) any entity which, directly or indirectly, controls or is controlled by or is under common control with Lender, and (b) any entity administered or managed by Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. An entity shall be deemed to be “controlled by” another entity if such other entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such entity whether by contract, ownership of voting securities, membership interests or otherwise.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

“Blocked Person” shall mean any Person that is (i) designated by the U.S. government on the list of the Specially Designated Nationals or Blocked Persons or with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) the subject and/or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (iii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

Security Agreement

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois or New York, New York.

“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person, as lessee, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the financial statements of such Person prepared in accordance with GAAP.

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued or acquired, after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Capitalized Lease Obligations” shall mean, as to any Person, all rental obligations of such Person, as lessee under a Capital Lease which are or will be required to be capitalized on the books of such Person.

“Collateral” shall have the meaning set forth in Section 2.1 hereof.

“Collateral Access Agreement” shall mean an agreement in form and substance reasonably satisfactory to Lender pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by Borrower of any Subsidiary, acknowledges the Liens of Lender and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits Lender reasonable access to and use of such real property following the occurrence ·and during the continuance of an Event of Default to assemble, complete and sell any collateral stored or otherwise located thereon.

“Default Rate” shall mean a per annum rate of interest equal to the Note Rate plus five percent (5.0%).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” shall have the meaning set forth in the Note.

“Excluded Property” means:

(a)            any property to the extent that such a grant of a security interest is prohibited by any applicable law, requires a consent not obtained from any governmental authority pursuant to any applicable law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property or Instruments, any applicable shareholder or similar agreement, except to the extent that such applicable law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (including, without limitation, Sections 9-406, 9- 407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, that for purposes of the foregoing, it is understood and agreed that Borrower will use its reasonable efforts to obtain a consent if permissible by the applicable Requirement of Law or the applicable contract, license, agreement, instrument or other document;

Security Agreement

(b)            any assets that are subject to a Permitted Lien to the extent the agreements relating to such Permitted Lien do not permit such assets to be subject to the security interests created hereby;

(c)            any Account, Instrument, Chattel Paper or other obligation or property of any kind due from, owed by, or belonging to, a Blocked Person;

(d)            any lease in which the lessee is a Blocked Person; and

(e)            any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed);

provided, however, that (i) that Excluded Property shall not include any proceeds or products of any such property, asset, lease, license, contract or agreement, (ii) the foregoing shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately and without further action by any party at such time as the applicable property no longer satisfies the conditions to be “Excluded Property,” and (iii) to the extent severable, such security interest shall attach immediately to any portion of any lease license, contract or agreement not subject to the prohibitions specified above.

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

Security Agreement

“Intercreditor Agreement” means that certain Subordination Agreement, dated as of the Seventh Amendment Effective Date, among the Borrower, Agent, Presto CA LLC, and the Subordinated Creditors (as defined therein) party thereto.

“Letter of Credit” and “Letters of Credit” shall mean, respectively, a letter of credit and all such letters of credit issued by Lender, in its sole discretion, for the account of an Obligor.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Loan Documents” shall mean each of the agreements, documents, instruments and certificates from time to time executed and delivered by an Obligor or any of its Subsidiaries for the benefit of Lender in connection with the Obligations (including, without limitation, the Note), and all amendments, restatements, supplements and other modifications thereto.

“Materially Adverse Effect” shall mean (a) a material adverse change in, or a materially adverse effect upon, the assets, business, properties, prospects, condition (financial or otherwise) or results of operations of an Obligor taken as a whole, (b) a material impairment of the ability of an Obligor to perform any of the Obligations under any of the Loan Documents, or (c) a materially adverse effect on (i) any substantial portion of the Collateral, (ii) the legality, validity, binding effect or enforceability against an Obligor and its Subsidiaries of any of the Loan Documents, (iii) the perfection or priority of any Lien granted to Lender under .any Loan Document, or (iv) the rights or remedies of Lender under any Loan Document.

“Note” shall have the meaning set forth in the recitals contained herein.

“Obligations” shall mean all loans, advances and other financial accommodations, all interest accrued thereon (including interest which would be payable as post petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due Lender under the Loan Documents, any expenses incurred by Lender under the Loan Documents and any and all other liabilities and obligations of an Obligor to Lender, including any reimbursement obligations of an Obligor in respect of Letters of Credit and surety bonds, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals or extensions thereof.

“Obligor” shall mean Borrower, any Subsidiary, any guarantor, accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations.

“Organizational Identification Number” means, with respect to Borrower, the organizational identification number assigned to Borrower by the applicable governmental unit or agency of the jurisdiction of organization of Borrower.

“Permitted Liens” shall mean Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed.

Security Agreement

“Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Subsidiary” and “Subsidiaries” shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than fifty percent (50.00%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower.

“Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“UCC” shall mean the Uniform Commercial Code in effect in the state of New York from time to time.

1.2            Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.3            Other Interpretive Provisions.

(a)            The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrower” shall be so construed.

(b)            Section and Schedule references are to this Agreement unless otherwise specified. The words “hereof”, “herein” and· “hereunder”: and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)            The term “including” is not limiting, and means “including, without limitation”.

(d)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

Security Agreement

(e)            Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)            To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

(g)            This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

Section 2.      SECURITY FOR OBLIGATIONS.

2.1            Security for Obligations. As security for the payment and performance of the Obligations, Borrower does hereby pledge, assign, transfer, deliver and grant to Lender, for its own benefit and as agent for its Affiliates, a continuing and unconditional first priority security interest in and to any and all property of Borrower, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a)            all property of, or for the account of, Borrower now or hereafter coming into the possession, control or custody of, or in transit to, Lender or any agent or bailee for Lender or any parent, affiliate or subsidiary of Lender or any participant with Lender in the .Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b)            all judgments which run to the benefit of Borrower;

(c)            the additional property of Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of Borrower's books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of Borrower's right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i)            All Accounts and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower, or rejected or refused by an Account Borrower;

Security Agreement

(ii)            All Inventory, including raw materials, work-in-process and finished goods;

(iii)            All Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(iv)            All Software and computer programs;

(v)            All Securities, Investment Property, Financial Assets and Deposit Accounts;

(vi)            All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles;

(vii)            All Promissory Notes due and owing to Borrower, and the collateral therefore;

(viii)            All collateral, guarantees and all documents evidencing or securing the repayment of any of the foregoing; and

(ix)            All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards;

provided, that notwithstanding the foregoing grant of a security interest, this Agreement shall not constitute a grant of a Lien upon or security interest in any Excluded Property.

2.2            Possession and Transfer of Collateral. Subject to the terms of the Intercreditor Agreement, until an Event of Default has occurred hereunder, Borrower shall be entitled to possession or use of the Collateral (other than Instruments or Documents, including Tangible Chattel Paper and Investment Property consisting of certificated securities) and other Collateral required to be delivered to Lender pursuant to this Section 2. The cancellation or surrender of any promissory note evidencing an Obligation, upon payment or otherwise, shall not affect the right of Lender to retain the Collateral for any other of the Obligations. Borrower shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except that Borrower may sell Inventory in the ordinary course of business.

Security Agreement

2.3            Financing Statements. Borrower shall, at Lender's request, at any time and from time to time, execute and deliver to Lender such financing statements, amendments and other documents and do such acts as Lender deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of Lender, for its own benefit and as agent for its Affiliates, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. Borrower hereby irrevocably authorizes Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of Borrower that (a) indicate the Collateral (i) is comprised of all assets of Borrower or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any Organizational Identification Number issued to Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. Borrower hereby agrees that a photogenic or other reproduction of this Agreement is sufficient for filing as a financing statement and Borrower authorizes Lender to file this Agreement as a financing statement in any jurisdiction. Borrower agrees to furnish any such information to Lender promptly upon request. Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by Lender in any jurisdiction prior to the date of this Agreement. In addition, Borrower shall make appropriate entries on its books and records disclosing the security interests of Lender, for its own benefit and as agent for its Affiliates, in the Collateral.

2.4            Preservation of Collateral. Lender may, but is not required, to take such actions from time to time as Lender deems appropriate to maintain or protect the Collateral. Lender shall have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action as Borrower shall reasonably request in writing which is not inconsistent with Lender's status as a secured party, but the failure of Lender to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, Lender's responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, and (ii) not extend to matters beyond the control of Lender, including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of Lender to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. Borrower shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of Borrower and Lender in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, Borrower represents to, and covenants with, Lender that Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Borrower agrees that Lender shall have no responsibility or liability for informing Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

Security Agreement

2.5            Other Actions as to any and all Collateral. Borrower further agrees to take any other action reasonably requested by Lender to ensure the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender, for its own benefit and as agent for its Affiliates, in any and all of the Collateral including (a) causing Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender, for its own benefit and as agent for its Affiliates, in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender, for its own benefit and as agent for its Affiliates, in such Collateral, (c) obtaining governmental and other third party consents and approvals, including any consent of any licensor, lessor or other Person obligated on Collateral, (d) obtaining waivers from mortgagees and landlords in form and substance satisfactory to Lender, and (e) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. Borrower further agrees to indemnify and hold Lender harmless against claims of any Persons not a party to this Agreement concerning disputes arising over the Collateral.

2.6            Collateral in the Possession of a Warehouseman or Bailee. If any of the Collateral at any time is in the possession of a warehouseman or bailee, Borrower shall promptly notify Lender thereof, and shall promptly obtain a Collateral Access Agreement.

2.7            Letter-of-Credit Rights. If Borrower at any time is a beneficiary under a letter of credit now or hereafter issued in favor of Borrower, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender, for its own benefit and as agent for its Affiliates, of the proceeds of any drawing under the letter of credit, or (ii) arrange for Lender, for its own benefit and as agent for its Affiliates, to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each; case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.

2.8            Commercial Tort Claims. If Borrower shall at any time hold or acquire a Commercial Tort Claim, Borrower shall immediately notify Lender in writing signed by Borrower of the details thereof and grant to Lender, for its own benefit and as agent for its Affiliates, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, in each case in form and substance satisfactory to Lender, and shall execute any amendments hereto deemed reasonably necessary by Lender to perfect the security interest of Lender, for its own benefit and as agent for its Affiliates, in such Commercial Tort Claim.

2.9            Electronic Chattel Paper and Transferable Records. If Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Borrower shall promptly notify Lender thereof and, at the request of Lender, shall take such action as Lender may reasonably request to vest in Lender control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. Lender agrees with Borrower that Lender will arrange, pursuant to procedures satisfactory to Lender and so long as such procedures will not result in Lender's loss of control, for Borrower to make alterations to the electronic chattel paper or transferable record permitted under Section 9- 105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

Security Agreement

Section 3.      REPRESENTATIONS AND WARRANTIES.

Borrower makes the following representations and warranties to Lender:

3.1            Borrower Organization and Name. Borrower is a corporation, duly organized, existing and in good standing under the laws of the State of Delaware with full and adequate power to carry on and conduct its business as presently conducted. Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities requires such qualification or licensing. The exact legal name of Borrower is as set forth in the first paragraph of this Agreement, and Borrower currently does not conduct, nor has it conducted, business under any other name or trade name.

3.2            Authorization. Borrower has full right, power and authority to enter into this Agreement and to perform all of its duties and obligations under this Agreement. The execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles/certificate of organization of Borrower. All necessary and appropriate action has been taken on the part of Borrower to authorize the execution and delivery of this Agreement.

3.3            Validity and Binding Nature. This Agreement is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

3.4            Consent; Absence of Breach. The execution, delivery and performance of this Agreement and any other documents or instruments to be executed and delivered by Borrower in connection herewith, do not and will not (a) require any consent, approval, authorization, or· filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the articles of incorporation of Borrower, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Borrower or any of its properties or assets, or (c) require, or result in, the creation or imposition of any Lien on any asset of Borrower, other than Liens in favor of Lender created pursuant to this Agreement.

3.5            Ownership of Collateral; Liens. Borrower is the sole owner of all of the Collateral, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.

Security Agreement

3.6            Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) would have a Materially Adverse Effect upon Borrower, or (b) would constitute an Event of Default.

3.7            Security Interest. This Agreement creates a valid security interest in favor of Lender in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by Lender or delivery of such Collateral to Lender, shall constitute a valid, perfected, first-priority security interest in such Collateral.

3.8            Place of Business. The principal place of business and books and records of Borrower is set forth in Section 6.12, and, to the extent practical or not theretofore delivered to Lender, the Collateral is located at such principal place of business. Borrower shall promptly notify Lender of any change in such location. Borrower will not remove or permit the Collateral located thereon to be removed from such location without the prior written consent of Lender.

3.9            Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by Borrower to Lender for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Borrower to Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Lender that any projections and forecasts provided by Borrower are based on good faith estimates and assumptions believed by Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

Section 4.      AFFIRMATIVE COVENANTS.

4.1            Borrower Existence. Borrower shall at all times preserve and maintain its (a) its existence and good standing in the jurisdiction of its organization, and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Materially Adverse Effect), and shall at all times continue as a going concern in the business which Borrower is presently conducting. If Borrower does not have an Organizational Identification Number and later obtains one, Borrower shall promptly notify Lender of such Organizational Identification Number.

4.2            Compliance With Laws. Borrower shall comply, and cause each Subsidiary to comply, in all respects, including the conduct of its business and operations and the use of the Collateral, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Materially Adverse Effect.

Security Agreement

4.3            Payment of Taxes and Liabilities. Borrower shall pay, and cause each Subsidiary to pay, and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require Borrower or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

4.4            Maintain Property. Borrower shall at all times maintain, preserve and keep the Collateral, in good repair, working order and condition, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. Borrower shall permit Lender to examine and inspect such Collateral, at all reasonable times.

4.5            Maintain Insurance. Borrower shall at all times maintain, and cause each Subsidiary to maintain, insurance as required under the Loan Documents. In the event Borrower either fails to provide Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such .policies of insurance and pay such premiums and take any other action with respect thereto, which Lender deems advisable. This insurance coverage (a) may, but need not, protect Borrower's interests in such property, including the Collateral, and (b) may not pay any claim made by; or against, Borrower in connection with such property, including the Collateral. Borrower may later cancel any such insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained the insurance coverage required by this Section. If Lender purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the principal amount of the Loans owing hereunder. The costs of the insurance may be more than the cost of the insurance Borrower may be able to obtain on its own.

4.6            Field Audits. Borrower shall permit Lender to inspect the Collateral, to perform appraisals of thereof, and to inspect, audit, check and make copies of, and extracts from, the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to the Collateral, not more than once per calendar year, except if an Event of Default has occurred, the results of which must be satisfactory to Lender in Lender's sole and absolute discretion. Provided that no Event of Default has occurred, all costs and expenses related to such inspections or audits shall be paid by Lender. If an Event of Default has occurred, all such inspections or audits by Lender shall be at Borrower's sole expense.

4.7            Collateral Records. Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender's Lien in the Collateral including placing a legend, in form and content acceptable to Lender, on all Chattel Paper or Instruments owned or created by Borrower indicating that Lender has a Lien in such Chattel Paper or Instruments.

Security Agreement

Section 5.      REMEDIES.

Upon the occurrence of an Event of Default and subject to the terms of the Intercreditor Agreement, Lender shall have all rights, powers and remedies set forth in this Agreement or the other Loan Documents or in any other written agreement or instrument relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Lender may, at its option upon the occurrence of an Event of Default, but subject to the terms of the Intercreditor Agreement, declare its commitments to Borrower or Borrower to be terminated and all Obligations to be immediately due and payable, or, if provided in the Loan Documents, all commitments of Lender to Borrower or Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Lender. Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender's rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

5.1            Possession and Assembly of Collateral. Subject to the terms of the Intercreditor Agreement, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which Lender already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of Borrower's premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and Lender shall have the right to store and conduct a sale of the same in any of Borrower's premises without cost to Lender. Subject to the terms of the Intercreditor Agreement, at Lender's request, Borrower will, at Borrower's sole expense, assemble the Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and Borrower.

5.2            Sale of Collateral. Subject to the terms of the Intercreditor Agreement, Lender may sell any or all of the Collateral at public or private sale, upon such terms and conditions as Lender may deem proper, and Lender may purchase any or all of the Collateral at any such sale. Borrower acknowledges that Lender may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Borrower consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Subject to the terms of the Intercreditor Agreement, Lender may apply the net proceeds, after deducting all costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, returning the excess proceeds, if any, to Borrower. Borrower and/or Borrower shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by Lender at least ten (10) calendar days before the date of such disposition. Borrower hereby confirms, approves and ratifies all acts and deeds of Lender relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Lender or its representatives, by reason of taking, selling or collecting any portion of the Collateral, so long as such acts and deeds do not violate the terms of the Intercreditor Agreement. Borrower consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Lender shall deem appropriate. Borrower expressly absolves Lender from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.

Security Agreement

5.3            Standards for Exercising Remedies. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Borrowers or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Borrowers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (1) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender's exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in t e absence of this section.

Security Agreement

5.4            UCC and Offset Rights. Subject to the terms of the Intercreditor Agreement, Lender may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and Lender, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys' and paralegals' fees, and in such order of application as Lender may, from time to time, elect, any indebtedness of Lender to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to Lender. Borrower, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from Lender to any Obligor.

5.5            Additional Remedies. Subject to the terms of the Intercreditor Agreement, Lender shall have the right and power to:

(a)            instruct Borrower, at its own expense, to notify any parties obligated on any of the Collateral, including any Account Borrowers, to make payment directly to Lender of any amounts due or to become due thereunder, or Lender may directly notify such obligors of the security interest of Lender, and/or of the assignment to Lender of the Collateral and direct such obligors to make payment to Lender of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b)            enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c)            take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d)            extend, renew or modify for one or more periods (whether or not longer than the original period) the Obligations or any obligation of any nature of any other obligor with respect to the Obligations;

(e)            grant releases, compromises or indulgences with respect to the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Obligations;

(f)            transfer the whole or any part of securities which may constitute Collateral into the name of Lender or Lender's nominee without disclosing, if Lender so desires, that such securities so transferred are subject to the security interest of Lender, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that Lender or such nominee makes any further transfer of such securities, or any portion thereof, as to whether Lender or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

Security Agreement

(g)            vote the Collateral; and

(h)            at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or Lender's rights hereunder, under the Obligations.

Borrower hereby ratifies and confirms whatever Lender may do with respect to the Collateral and agrees that Lender shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral, solely to the extent that such actions are taken in accordance with the Intercreditor Agreement.

5.6            Attorney-in-Fact. Subject to the terms of the Intercreditor Agreement, Borrower hereby irrevocably makes, constitutes and appoints Lender (and any officer of Lender or any Person designated by Lender for that purpose) as Borrower's true and lawful proxy and attorney-in-fact (and agent-in-fact) in Borrower's name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as Lender may require to perfect and preserve Lender's security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement, including endorsing Borrower's name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of Borrower, changing the address of Borrower to that of Lender, opening all envelopes addressed to Borrower and applying any payments contained therein to the Obligations. Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. Borrower hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

5.7            No Marshaling. Lender shall not be required to marshal any present or future collateral security (including this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Lender's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Borrower hereby irrevocably waives the benefits of all such laws.

5.8            Application of Proceeds. Lender will within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. Lender shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Obligors. Any proceeds of any disposition by Lender of all or any part of the Collateral may be first applied by Lender to the payment of expenses incurred by Lender in connection with the Collateral, including attorneys' fees and legal expenses as provided for in Section 7 hereof.

Security Agreement

5.9            No Waiver. No Event of Default shall be waived by Lender except in writing. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Borrower agrees that in the event that Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 6.      MISCELLANEOUS ..

6.1            Entire Agreement. This Agreement and the other Loan Documents (i) are valid, binding and enforceable against Borrower and Lender in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of Borrower and Lender. No promises, either expressed or implied, exist between Borrower and Lender, unless contained herein or therein. This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents are the result of negotiations among Lender, Borrower and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against Lender merely because of Lender's involvement in their preparation.

6.2            Amendments; Waivers. No delay on the part of Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Security Agreement

6.3            WAIVER OF DEFENSES. BORROWER, ON BEHALF OF ITSELF AND ANY GUARANTOR OF ANY OF THE OBLIGATIONS, WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY LENDER IN ENFORCING THIS AGREEMENT. PROVIDED LENDER ACTS IN GOOD FAITH, BORROWER RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

6.4            FORUM SELECTION AND CONSENT TO JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Lender from bringing suit or taking other legal action against the Maker in any other jurisdiction to collect on the Maker’s obligations to the Lender, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Lender. MAKER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.5            WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Security Agreement

6.6            Assignability. To the extent permitted under the Intercreditor Agreement, Lender may at any time assign Lender's rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer Lender's rights in any or all of the Collateral, and Lender thereafter shall be relieved from all liability with respect to such Collateral. This Agreement shall be binding upon Lender and Borrower and their respective legal representatives and successors. All references herein to Borrower shall be deemed to include any permitted successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Borrower” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

6.7            Binding Effect. This Agreement shall become effective upon execution by Borrower and Lender. If this Agreement is not dated or contains any blanks when executed by Borrower, Lender is hereby authorized, without notice to Borrower, to date this Agreement as of the date when it was executed by Borrower, and to complete any such blanks according to the terms upon which this Agreement is executed.

6.8            Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST OR THE REMEDIES HEREUNDER IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

6.9            Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.10            Time of Essence. Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by Borrower of each covenant, agreement, provision and term of this Agreement.

Security Agreement

6.11            Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by Lender shall be deemed to be originals thereof.

6.12            Notices. Except as otherwise provided herein, Borrower waives all notices and demands in connection with the enforcement of Lender's rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing and addressed as follows:

To Borrower:

Presto Automation Inc.
ATTN: Legal Department
985 Industrial Road, Suite 205
San Carlos, CA 94070
Email: acconting@presto.com

Presto Automation LLC
ATTN: Legal Department
985 Industrial Road, Suite 205
San Carlos, CA 94070
Email: accounting@presto.com

with a copy to (which shall not constitute notice):	Paul Hastings LLP 200 Park Avenue New York, NY 10166 Attn: Colin Diamond and Alex Cota Email: colindiamond@paulhastings.com alexcota@paulhastings.com

To Lender:	Presto CA LLC 222 N. Canal Street Chicago, IL 60606 Attn: Legal Department

with a copy to:	Riley Safer Holmes & Cancila LLP 70 W. Madison Street, Suite 2900 Chicago, IL 60602 Attn: LaVon M. Johns, Esq.

Security Agreement

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. All notices addressed as above shall be deemed to have been properly given only (i) if served in person, upon acceptance or refusal of delivery, or (ii) if sent by recognized overnight courier, on the first (1st) Business Day following the day such notice is delivered to such carrier for next Business Day delivery. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

6.13             Costs, Fees and Expenses. Borrower shall pay or reimburse Lender for all reasonable costs, fees and expenses incurred by Lender or for which Lender becomes obligated in connection with the enforcement of this Agreement, including reasonable attorneys' fees and time charges of counsel to Lender, which shall also include attorneys' fees and time charges of attorneys who may be employees of Lender or any Affiliate of Lender, plus costs and expenses of such attorneys or of Lender; search fees, costs and expenses; and all taxes payable in connection with this Agreement. In furtherance of the foregoing, Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Agreement and the other Loan Documents to be delivered hereunder, and agrees to save and hold Lender harmless from and against any and all liabilities with respect to 'or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by Borrower to Lender pursuant to this Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by Borrower to Lender on demand. If at any time or times hereafter Lender: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the other Loan Documents, (ii) to represent Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Lender, Borrower, or any other Person) in any way or respect relating to this Agreement, or (iii) to enforce any rights of Lender against Borrower or any other Person under of this Agreement; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of Lender's rights or remedies under this Agreement, the costs and expenses incurred by Lender in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by Borrower to Lender on demand.

6.14            Intercreditor Agreement Controls. Notwithstanding anything herein to the contrary, the terms of this Agreement are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall control.

[signature page follows]

Security Agreement

IN WITNESS WHEREOF, Borrower and Lender execute this Agreement as of the first date written above.

BORROWER:

PRESTO AUTOMATION INC., a Delaware corporation

By:	/s/ Guillaume Lefevre
Name:	Guillaume Lefevre
Its:	Chief Executive Officer

BORROWER:

PRESTO AUTOMATION LLC, a Delaware limited liability company

By:	/s/ Guillaume Lefevre
Name:	Guillaume Lefevre
Its:	Chief Executive Officer

Security Agreement

LENDER:

PRESTO CA LLC, a Delaware limited liability company

By:	/s/ Joseph Q. McCoy
Name:	Joseph Q. McCoy
Its:	Authorized Signatory

Security Agreement

Signature Page